EXHIBIT 3.i

ARTICLES OF AMENDMENT

OF

DAYBREAK OIL AND GAS, INC.

Pursuant to the provisions of the Washington Business Corporation Act, Chapter 23B.10 RCW, the following Articles of Amendment to Articles of Incorporation are submitted for filing.

ARTICLE I

The name of this corporation is DAYBREAK OIL AND GAS, INC. (the "Corporation").

ARTICLE II

Amended Sixth Article

Capitalization

2.1

Classes.  The authorized capital stock of the corporation shall consist of two classes of stock, designated as Common Stock and Preferred Stock.

2.2

Common Stock.  The total number of shares of Common Stock that the corporation will have authority to issue is Two Hundred Million (200,000,000).  The shares shall have a par value of $0.001 per share.  Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held. All of the Common Stock authorized herein shall have equal voting rights and powers without restrictions in preference.

2.3

Preferred Stock.  The total number of shares of Preferred Stock that the corporation will have authority to issue is Ten Million (10,000,000).  The Preferred Stock shall have a stated value of  $0.001 per share. The authorized shares of Preferred Stock may be divided into and issued in series.  Authority is vested in the Board, subject to the limitations and procedures prescribed by law, to divide any part or all of such Preferred Stock into any number of series, to fix and determine relative rights and preferences of the shares of any series to be established, and to amend the rights and preferences of the shares of any series that has been established but is wholly unissued.  Within any limits stated in these Amended Articles of Incorporation (“Articles”) or in the resolution of the Board establishing a series, the Board, after the issuance of shares of a series, may amend the resolution establishing the series to decrease (but not below the number of shares of such series then outstanding) the number of shares of that series, and the number of shares constituting the decrease shall thereafter constitute authorized but undesignated preferred shares. The authority herein granted to the Board to determine the relative rights and preferences of the Preferred Stock shall be limited to unissued shares, and no power shall exist to alter or change the rights and preferences of any shares that have been issued.  Preferred Stock, or any series thereof, may have rights that are identical to those of Common Stock.

2.4

Series A Convertible Preferred Stock. Two Million Four Hundred Thousand (2,400,000) shares of Preferred Stock shall be designated and known as Series A Convertible

Preferred Stock (the “Series A Preferred”). The relative rights, preferences, privileges and restrictions granted to or imposed upon the Series A Preferred and the holders thereof are as follows:

2.4.1

Dividends.

(a)

The holders of Series A Preferred shall be entitled to receive dividends at the rate of six percent (6%) per annum, payable out of the funds legally available therefore (whether in cash or in kind); dividends shall begin to accrue on the final closing date of the private placement by which such preferred shares were offered and sold, and shall be cumulative.

(b)

No dividends or other distributions shall be made with respect to the Common Stock, other than dividends payable solely in Common Stock, unless at the same time an equivalent dividend with respect to the Series A Preferred has been paid or set apart or such equivalent dividend has been waived by the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series A Preferred.  Any declared but unpaid dividends on the shares of Series A Preferred shall be paid upon the conversion of such shares into Common Stock either (at the option of the Corporation) by payment of cash or by the issuance of shares of Common Stock at the conversion rate.

2.4.2

Liquidation Preference.

(a)

In the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary, the holders of the Series A Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of this Corporation to the holders of Common Stock by reason of their ownership thereof, and subject to the rights of any series of Preferred Stock that ranks on liquidation prior to the Series A Preferred, an amount equal to all accrued or declared but unpaid dividends on such shares, for each share of Series A Preferred then held by them.  The remaining assets shall be distributed ratably to the holders of Common and Series A Preferred on a common equivalent basis.

(b)

(i) A consolidation or merger of this Corporation with or into any other corporation or corporations pursuant to which the shareholders of this Corporation prior to the merger or similar transaction shall own less than fifty percent (50%) of the voting securities of the surviving corporation, (ii) a sale, conveyance or disposition of all or substantially all of the assets of this corporation, or (iii) the effectuation by this Corporation of a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of this Corporation is disposed of (other than the sale of Preferred Stock), shall be deemed to be a liquidation, dissolution or winding up within the meaning of this subsection 2.4.2 and shall entitle the holders of Series A Preferred and Common Stock to receive at the closing in cash or securities the amount as specified in subsection 2.4.2(a) above.

(c)

Whenever the distribution provided for in this subsection 2.4.2 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board, and with respect to the gross amounts of their distributions, the holders of Series A Preferred shall participate ratably in the distribution of such securities or other property.

(d)

The Corporation shall give each holder of record of Series A Preferred written notice of any impending event designated in subsection 2.4.2(b) above not later than twenty (20) days prior to the shareholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction.  The transaction shall in no event take place sooner than twenty (20) days after this Corporation has given the notice provided for herein; provided, however, that such period may be shortened upon the written consent of the holders of Series A Preferred who are entitled to such notice rights or similar notice rights and who represent at least a majority of the voting power of all then outstanding shares of such Series A Preferred.

2.4.3

Voting Rights.  Except as otherwise expressly provided herein or as required by law, the holder of each share of Series A Preferred shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series A Preferred could then be converted, and with respect to such, shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock (except as otherwise expressly provided herein or as required by law), voting together with the Common Stock as a single class, and shall be entitled to notice of any shareholders’ meeting in accordance with the Bylaws of this Corporation.

2.4.4

Conversion.  The holders of Series A Preferred shall have conversion rights as follows:

(a)

Right to Convert.  Each share of Series A Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this Corporation or any transfer agent for such stock, into three (3) fully paid and nonassessable shares of Common Stock.  The conversion price shall initially be $1.00 per share Common Share for the Series A Preferred (the “Series A Conversion Price”), and shall be subject to adjustment as set forth herein.

(b)

Automatic Conversion. Each share of Series A Preferred shall automatically be converted into shares of Common Stock at the then effective Conversion Price upon the earlier of (i) the date specified by vote or written consent or agreement of the holders of a majority of the outstanding shares of Series A Preferred; or (ii) if the Common Stock into which the Series A Convertible Preferred Stock are convertible are registered with the Securities and Exchange Commission and at any time after to the effective date of the registration statement the Company’s Common Stock closes at or above $3.00 per share for twenty (20) out of thirty trading days (30) days.

(c)

Mechanics of Conversion.  Before any holder of Series A Preferred shall be entitled to convert the same into shares of Common Stock, he, she or it shall surrender the certificate or certificates thereof, duly endorsed, at the office of this Corporation or of any transfer agent for such stock, and shall give written notice to this Corporation at such office that he, she or it elects to convert the same and shall state therein the name or names in which he, she or it wishes the certificate or certificates for shares of Common Stock to be issued; provided, however, that in the event of an automatic conversion pursuant to subsection 2.4.4(b), the outstanding shares of Series A Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to this Corporation or its transfer agent.  This Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A Preferred are either delivered to this Corporation or its transfer agent as provided above, or the holder notifies this Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to this Corporation to indemnify this Corporation from any loss incurred by it in connection with such certificates.  This Corporation shall, as soon as practicable after delivery of such certificate, or such agreement of indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Series A Preferred a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred, or in the case of automatic conversion under subsection 2.4.4(b), on the date of closing of the public offering, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(d)

Adjustments to Series A Conversion Price for Diluting Issues.

(i)

Special Definitions.  For purposes of this subsection 2.4.4(d), the following definitions shall apply:

(1)

“Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

(2)

“Original Issue Date” shall mean the date on which the first share of any Series A Preferred is issued.

(3)

“Convertible Securities” shall mean any evidences of indebtedness, shares (other than the Series A Preferred) or other securities convertible into or exchangeable for Common Stock.

(4)

“Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 4(d)(iii), deemed to be issued) by this Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

(A)

Upon conversion of shares of Series A Preferred;

(B)

To a commercial lender or lessor in a transaction that is approved by the Board, including at least two of the directors elected/appointed pursuant to subsection 2.4.3(b)(ii);

(C)

As a dividend or distribution on the Series A Preferred;

(D)

For which adjustment of the Conversion Price is made pursuant to subsection 2.4.4(e);

(E)

To officers, directors, employees or sales representatives of, or consultants to, this Corporation pursuant to stock option or stock purchase plans, agreements or arrangements approved by the Board;

(F)

In connection with strategic business transactions that are approved by the; or

(G)

In connection with acquisitions of other companies or assets in transaction that are approved by the Board.

(ii)

No Adjustment of Series A Conversion Price.  No adjustment in the Series A Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by this Corporation is less than the applicable Series A Conversion Price in effect on the date of, and immediately prior to, such issue.

(iii)

Deemed Issue of Additional Shares of Common Stock.  In the event this Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefore, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share

(determined pursuant to subsection 2.4.4(d)(v) hereof) of such Additional Shares of Common Stock would be less than the Series A Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(1)

No further adjustments in the Series A Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(2)

If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to this Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Series A Conversion Price shall affect Common Stock previously issued upon conversion of the Series A Preferred);

(3)

Upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

(A)

In the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefore was the consideration actually received by this Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by this Corporation upon such exercise, or for the issue of all such Convertible Securities that were actually converted or exchanged, plus the additional consideration, if any, actually received by this Corporation upon such conversion or exchange, and

(B)

In the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options and the consideration received by this Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by this Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by this Corporation (determined pursuant to subsection 2.4.4(d)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

(4)

No readjustment pursuant to clauses (2) or (3) above shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (A) the Series A Conversion Price on the original adjustment date, or (B) the Series A Conversion Price that would have resulted from any issuance of such Additional Shares of Common Stock between the original adjustment date and such readjustment date;

(5)

In the case of any Options that expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Series A Conversion Price shall be made, except as to shares of Series A Preferred converted in such period, until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (3) above.

(iv)

Adjustment of Series A Conversion Price Upon Issuance of Additional Shares of Common Stock.  In the event this Corporation, at any time after the Original Issue Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to subsection 2.4.4(d)(iii)) without consideration or for a consideration per share less than the Series A Conversion Price applicable to a particular series of Preferred Stock in effect on the date of and immediately prior to such issue, then, and in such event, such Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-tenth of a cent) determined by multiplying such Series A Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by this Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series A Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of such Additional Shares of Common Stock so issued.  For purposes of the above calculation, the number of shares of Common Stock outstanding shall not include in such calculation any Additional Shares of Common Stock issuable with respect to shares of Series A Preferred, Convertible Securities, or outstanding options, warrants or other rights for the purchase of shares of stock or convertible securities, solely as a result of the adjustment of the respective Series A

Conversion Prices (or other conversion ratios) resulting from the issuance of Additional Shares of Common Stock causing such adjustment.

(vi)

Determination of Consideration.  For purposes of this subsection 2.4.4(d), the consideration received by this Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(1)

Cash and Property.  Such consideration shall:

(A)

Insofar as it consists of cash, be computed at the aggregate amount of cash received by this Corporation but excluding any amounts paid or payable for accrued interest or accrued dividends;

(B)

Insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; and

(C)

In the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of this Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board.

(2)

Options and Convertible Securities.  The consideration per share received by this Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to subsection 2.4.4(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing:

(A)

The total amount, if any, received or receivable by this Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to this Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

(B)

The maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(e)

Adjustments to Series A Conversion Price for Stock Dividends and for Combinations of Subdivisions of Common Stock.  In the event that this Corporation at any time or from time to time after the Original Issue Date shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Series A Conversion Price shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.  In the event that this Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then this Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

(f)

Adjustments for Reclassification and Reorganization.  If the Common Stock issuable upon conversion of the Series A Preferred shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in subsection 2.4.4(e) above or a merger or other reorganization referred to in subsection 2.4.2(c) above), then the Series A Conversion Price as then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series A Preferred shall be convertible into, in lieu of the number of shares of Common Stock that the holders would have otherwise been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred immediately before that change.

(g)

No Impairment.  This Corporation will not, by amendment of these Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred against impairment.

(h)

Certificates as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the applicable Series A Conversion Price pursuant to this Section 4, this Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The corporation shall, upon the written request at any time of any holder of Series A Preferred, furnish or cause to be furnished to such holder a like certificate prepared by this Corporation setting forth

(i) such adjustments and readjustments, (ii) the Series A Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series A Preferred.

(i)

Notices.  In the event of any taking by this Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, this Corporation shall mail to each holder of Preferred Stock at least thirty (30) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.  In the event of any proposal by this Corporation to take any action that would result in any liquidation or deemed liquidation of this Corporation, this Corporation shall mail to each holder of Series A Preferred at least twenty (20) days prior to the date of such proposed transaction a notice specifying the proposed date of such transaction.  Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series A Preferred shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of this Corporation.  If the mailing address of any holder of Series A Preferred is outside of the United States, a copy of any notice to be sent pursuant to Section 4 shall be sent to such holder by telecopy or telex (with confirmation of receipt) and shall be deemed given upon transmission and any notices deposited in the mail shall be sent by registered airmail.

(j)

Issue Taxes.  This Corporation shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Preferred pursuant hereto; provided, however, that this Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

(k)

Reservation of Stock Issuable Upon Conversion.  This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging its best efforts to obtain the requisite shareholder approval of any necessary amendment to these Articles.

(l)

Fractional Shares.  No fractional shares shall be issued upon the conversion of any share or shares of Series A Preferred.  All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share.  If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, this Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board).

2.4.5

Protective Provisions.  So long as any Series A Preferred is outstanding, this Corporation shall not, without the written consent in lieu of a meeting, or the affirmative vote at a meeting called for such purpose, of the holders of at least a majority of the shares of Series A Preferred then outstanding:

(a)

Change as a whole, by subdivision or combination in any manner, the number of shares of the Common Stock then outstanding into a different number of shares, with or without par value, without making the identical change as a whole in the number of shares of Series A Preferred then outstanding;

(b)

Amend, alter or repeal, in any manner whatsoever, the designations, powers, preferences, relative participating, optional or other special rights, qualifications, limitations and restrictions for the benefit of the Series A Preferred;

(c)

Declare or pay any dividend or make any distribution (whether in cash, shares of capital stock of this Corporation, or other property) on shares of its Common Stock (other than a dividend payable solely in shares of Common Stock);

(d)

Increase the number of authorized shares of Series A Preferred or Common Stock;

(e)

Authorize, create, issue or reclassify any other equity security (including any security convertible into or exercisable for any equity security) having rights or preferences senior to any of the rights or preferences of the Series A Preferred;

(f)

Amend these Articles or this Corporation’s Bylaws in any manner that affects the rights of the holders of Series A Preferred;

(g)

Approve the liquidation or dissolution of this Corporation or the sale of all or substantially all of the assets of this Corporation;

(h)

Authorize the repurchase by this Corporation of any shares of its capital stock, except for the redemption or repurchase of shares of Common Stock from employees or consultants upon termination of their employment or services pursuant to agreements providing for such repurchase.

2.5

Issuance of Certificates.  The Board shall have the authority to issue shares of the capital stock of this corporation and the certificates therefore subject to such transfer restrictions and other limitations as it may deem necessary to promote compliance with applicable federal and state securities laws, and to regulate the transfer thereof in such manner as may be calculated to promote such compliance or to further any other reasonable purpose.

ARTICLE III

The amendment provides for no exchange, classification, or cancellation of issued shares.

ARTICLE IV

The amendment was adopted by the Board of Directors on June 30, 2006.

ARTICLE V

The amendment did not require approval by approved by the shareholders of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed on this June 30, 2006.

Daybreak Oil and Gas, Inc.

By:

                   Eric Moe, Chief Executive Officer